June 24, 2013

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



            RE:	   American Depositary Shares
evidenced by One Hundred (100)
American Depositary Receipts
representing One (1) Ordinary Share
of
Fullcast Holdings Co. Ltd. (Form F6 File No.
333125261)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended,
on behalf of BNY Mellon, as
Depositary for securities against
which American Depositary Receipts
are to be issued, we attach a copy of
the new prospectus (Prospectus)
reflecting the change in ratio for
Fullcast Holdings Co. Ltd.

As required by Rule 424(e), the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424(b)(3) and to
the file number of the registration
statement to which the Prospectus
relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the
Prospectus consists of the ADR
certificate with revised ratio change
for Fullcast Holdings Co. Ltd.

The Prospectus has been revised to
reflect the new ratio, and has been
overstamped with:

Effective June 26, 2013 the
Companys American Depositary
Share (ADS) ratio changed from
Each American Depositary Share
representing .01 deposited shares
(100: 1) to Each Depositary Share
representing one deposited share
(1:1).

Please contact me with any
questions or comments at 212
8152042
Dennis Chung
The Bank of New York Mellon  ADR
Division
Encl.
                  CC: Paul Dudek, Esq. (Office of
International Corporate Finance)




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